EXHIBIT 23.2

CONSENT OF KPMG LLP, INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-74716) pertaining to the Uniphase Corporation 1984 Amended and Restated Stock Plan, the 1993 Flexible Stock Incentive Plan, the 1993 Amended and Restated Employee Stock Purchase Plan; the Registration Statement (Form S-8 No. 33-31722) pertaining to the Uniphase Corporation Amended and Restated 1993 Flexible Stock Incentive Plan; the Registration Statement (Form S-8 No. 333-09937) pertaining to the Uniphase Telecommunications Products, Inc. 1995 Flexible Stock Incentive Plan; the Registration Statement (Form S-8 No. 333-39423) pertaining to the Uniphase Corporation Amended and Restated 1993 Flexible Stock Incentive Plan and the 1996 Nonqualified Stock Option Plan; the Registration Statement (Form S-8 No. 333-62465) pertaining to the Uniphase Corporation 1998 Employee Stock Purchase Plan and the Uniphase Corporation Amended and Restated 1993 Flexible Stock Incentive Plan; the Registration Statement (Form S-8 No. 222-81911) pertaining to the JDS FITEL Inc. 1994 Stock Option Plan and 1996 Stock Option Plan; the Registration Statement (Form S-8 No. 333-81909) pertaining to the Uniphase Corporation Amended and Restated 1993 Flexible Stock Incentive Plan, the 1996 Nonqualified Stock Option Plan, and the 1998 Employee Stock Purchase Plan; the Registration Statement (Form S-8 No. 333-70339) pertaining to the Broadband Communications Products, Inc. 1992 Key Employee Incentive Stock Option Plan, the 1997 Employee Stock Option Plan and the 1997 Nonqualified Stock Option Plan; the Registration Statements (Form S-3 Nos. 333-27931, 333-70351, 333-78821, 333-82797, 333-83129) of JDS Uniphase Corporation (formerly Uniphase Corporation); the Registration Statement (Form S-8 No. 333-90301) pertaining to the JDS Uniphase Corporation 1999 Canadian Employee Stock; and the Registration Statement (Form S-8 No. 333-91313) pertaining to the Epitaxx, Inc. Amended and Restated 1996 Employee, Director and Consultant Stock Option Plan, and in the related Prospectuses of our report dated November 26, 1997, with respect to the balance sheet of Flex Products, Inc. as of November 2, 1997, and the related statements of operations, stockholders' equity, and cash flows for the years ended November 2, 1997 and November 3, 1996, which report appears in the Form 8-K/A of JDS Uniphase Corporation dated November 30, 1999.

/s/ KPMG LLP

San Francisco, CA
November 29, 1999